Exhibit 99.1

AMERICAN APPAREL ANNOUNCES HIRING OF TOM CASEY AS ACTING PRESIDENT

LOS ANGELES, October 8, 2010 – American Apparel, Inc. (NYSE Amex: APP), a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel, announced today that it has appointed Tom Casey as Acting President of the Company.  Following the amendment to American Apparel’s credit agreement with Lion Capital announced last week, Dov Charney, Chairman, CEO and founder of American Apparel, and Lyndon Lea, founder and partner of Lion Capital, are working together on developing an enhanced strategic plan for the company’s future growth, including the hiring of new senior executives.  Mr. Casey will report directly to Dov Charney and will have primary responsibility for developing the going forward operating strategy of American Apparel.

“I am excited that Tom is joining American Apparel,” said Dov Charney. “Tom’s team building skills, strategic perspective and senior management experience will help us build a great future for the Company. We believe Tom will be instrumental in our efforts to continue to build our management team and bring additional operating disciplines to the business.”

Tom Casey has over 24 years experience in financial management and strategic planning.  He served as Executive Vice President and Chief Financial Officer of Blockbuster Inc. from September 2007 through August 2010.   At Blockbuster, Mr. Casey was responsible for strategic planning, finance and accounting, information technology, real estate and international operations.  Prior to Blockbuster, Mr. Casey served for 20 years as a financial advisor to companies undergoing strategic change in the retail and consumer products industry. Mr. Casey served as a Managing Director for Deutsche Bank Securities, Inc. and held investment banking positions with Citigroup, Merrill Lynch and Dillon Read & Co.  Mr. Casey has a Bachelor of Science degree in Ocean Engineering from The U.S. Naval Academy and received his MBA from Harvard Business School.  Mr. Casey also serves on the board of directors of The Great Atlantic and Pacific Tea Company, Inc.

“American Apparel presents a very special opportunity” said Tom Casey. “I admire American Apparel’s commitment to creative thinking and fair treatment of its textile and apparel workers. I am intrigued by the international appeal of the brand and the Company’s vertically integrated and Made in USA business model. I see American Apparel in the early stages of its development and I believe that my experience can help shape the Company’s future.”

About American Apparel

American Apparel is a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel based in downtown Los Angeles, California. As of September 30, 2010, American Apparel employed approximately 10,000 people and operated over 280 retail stores in 20 countries, including the United States, Canada, Mexico, Brazil, United Kingdom, Ireland, Austria, Belgium, France, Germany, Italy, the Netherlands, Spain, Sweden, Switzerland, Israel, Australia, Japan, South Korea, and China. American Apparel also operates a leading wholesale business that supplies high quality T-shirts and other casual wear to distributors and screen printers. In addition to its retail stores and wholesale operations, American Apparel operates an online retail e-commerce website at http://www.americanapparel.com.

Safe Harbor Statement

This press release may contain forward-looking statements which are based upon the current beliefs and expectations of our management, but are subject to risks and uncertainties, which could cause actual results and/or the timing of events to differ materially from those set forth in the forward-looking statements, including, among others: changes in the level of consumer spending or preferences or demand for our products; increasing competition; our ability to hire and retain key personnel and our relationship with our employees; suitable store locations and our ability to attract customers to our stores; effectively carrying out and managing our growth strategy; failure to maintain the value and image of our brand and protect our intellectual property rights; declines in comparable store sales; seasonality; consequences of our significant indebtedness, including our relationships with our lenders and our ability to comply with our debt agreements, generate cash flow to service our debt; our ability to extend, renew or refinance our existing debt; our ability to regain compliance with the stock exchange rules; the completion of the preparation and review of financial statements and related disclosures for the second quarter ended June 30, 2010 and the third quarter ended September 30, 2010, including any restatement of prior periods, if applicable; our ability to develop and implement plans to improve our operations and financial position; costs of materials and labor; our ability to improve manufacturing efficiency at our production facilities; location of our facilities in the same geographic area; manufacturing, supply or distribution difficulties or disruptions; risks of financial nonperformance by customers; investigations, enforcement actions and litigation; compliance with or changes in laws and regulations; costs as a result of operating as a public company; material weaknesses in internal controls; interest rate and foreign currency risks; loss of U.S. import protections or changes in duties, tariffs and quotas and other risks associated with international business; our ability to upgrade our information technology infrastructure and other risks associated with the systems that operate our online retail operations; general economic and industry conditions, including worsening U.S. and foreign economic conditions and turmoil in the financial markets; and other risks detailed in our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K, and Form 10-K/A for the year ended December 31, 2009, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010. Our filings with the SEC are available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Investor Contact:
Joseph Teklits / Jean Fontana
ICR
(203) 682-8200

or

Media Contact:
Peter Schey
peter@peterschey.com
(323) 251-3223